Amended and Restated By-Laws of Alico, Inc.

(Amended March 31, 2006 Board of Directors Meeting)

Article I

Principal Office. The principal office of the Company shall be at 640 South Main Street, La Belle, Florida, or such other place in the state of Florida, as the Board of Directors shall from time to time deem advisable and in the best interest of the Company.

Article II

Place, Time and Notice of Stockholders Meetings. The annual meeting of the stockholders shall be held at the principal office of the Company or at such other place, either within or without the state of Florida, as may be provided in the notice of the meeting, at a time during the period November 30 through January 31 or each year or on such other date as may be ordered by the Board of Directors. Special meetings of the stockholders may be held at any time, either within or without the state of Florida, as provided in the notice of the meeting, and may be called by the Chairman of the Board, Chief Executive Officer, President, the Board of Directors, or the holders of not less than one-tenth of the capital stock entitled to vote at the meeting. Notice of time and place of any meeting of stockholders shall be given as required under the laws of the state of I Florida. Any stockholder may waive notice of any meeting either before, at or after the meeting.

Article III

Quorum of and Voting by Stockholders. At any meeting of the stockholders, a majority in interest of all the capital stock issued and utstanding and entitled to vote, represented by stockholders of record either in person or by proxy, shall constitute a quorum, but a less interest may adjourn a meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority in interest of the capital stock represented thereat shall decide any question brought before such meeting, unless the question be one which by express provision of law, or of these By-Laws, a larger or different vote is required, in which case such express provision shall govern.

Article IV

Proxies. Every holder of the capital stock of the Company shall be entitled to one vote for each share of capital stock standing in his/her name on the books of the Company as provided under the laws of the state of Florida. A stockholder may vote either in person or by proxy executed in writing and filed with the Secretary before the meeting at which such proxy shall be voted. A proxy shall entitle the holder thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof.

Article V

Number, Election and Duties of Directors: Vacancies in Board. The management of the business and affairs of the Company shall be vested in a Board of Directors ranging from seven (7) to eleven (11), which shall have all of the powers possessed by the Company itself, so far as this designation of authority is not inconsistent with the laws of the state of Florida, the Articles of Incorporation, or some other express provision of these By-Laws. The number of Directors may be increased or decreased from time to time by amendment of the By-Laws consistent with the limitations provided in the Articles of Incorporation, but no decrease shall have the effect of shortening the tem of any incumbent director

At each annual meeting of the stockholders, the stockholders shall elect Directors to hold office until the next succeeding annual meeting or until their respective successors shall be elected and qualified. The Board of Directors shall designate and appoint one of its members as Chairman of the Board, and one of its members as Vice Chairman of the Board. The stockholders, at any special meeting, may remove from office any Director of the Company and may fill the vacancy caused by such removal.

Any vacancy occurring in the Board of Directors because of death, resignation, removal, or otherwise, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. Any Director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office.

Article VI

Directors' Meetings. Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the state of Florida.

The Board of Directors shall meet each year immediately after the annual meeting of the stockholders for the purpose of organization, election of officers, and the consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

Other meetings of the Board of Directors may be held at any time or place upon notice thereof being given in writing to each Director at his/her residence or place of business upon the call by the President or the Secretary or two or more Directors.

Notice of any such other meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and shall be equivalent to the giving of such notice. Attendance of a Director at such other meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business, because such meeting is not lawfully convened.

Any action of the Board of Directors which is required or permitted to be taken at a meeting may be taken without a meeting if written consent to the action signed by all members of the Board is filed in the minutes of the proceedings of the Board prior to the taking of such action.

Article VII

Quorum of Board of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time, and the meeting may be held so adjourned without further notice. The act of a majority of the Directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, except as otherwise provided by law or by these By- Laws.

Article VIII

Designation of Committees. The Board of Directors may, by resolution adopted by a majority of the Board, designate one or more committees and appoint Board members to serve on such committees pursuant to Section 607.0825, Florida Statutes, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or the Charter of said committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation except as set forth in Section 607.0825 of the Florida Statutes. The Board of Directors shall approve a Charter for each of its committees. Such charter may include the duration and authority of the committee. Each committee which has been established by the Board of Directors pursuant to these Bylaws may fix its own rules and procedures; provided that a majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Notice of meetings of committees, other than of regular meetings provided for by committee rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

Committees. The Company shall have an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Strategic Planning Committee, each to be governed by the charters adopted by the Board of Directors.

Article IX

Officers; How Appointed, Vacancies. The officers of the Company shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Chief Financial Officer, a Controller, a Secretary, a Treasurer, and such other officers, assistant officers and agents as may be deemed necessary by the Board of Directors.

Any person may hold two or more offices except that the President may not also be the Secretary or an Assistant Secretary.

All officers shall be chosen annually by the Board of Directors at its annual meeting, or as soon thereafter as may conveniently be possible.

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

Any vacancy in any office because of death, resignation, removal, or otherwise, shall be filled by the Board of Directors, and the officer so elected or appointed shall hold office until his/her successor is chosen and qualified.

Article X

Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors if present, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

Article XI

President/Chief Operating Officer. The President/Chief Operating Officer of the Company shall be the chief operating officer and shall have general supervision of the business of the Company under the direction of the Chief Executive Officer and Board of Directors, and shall perform such other duties as the Chief Executive Officer or the Board of Directors may prescribe.

Article XII

Chief Executive Officer. The Chief Executive Officer of the Corporation shall have the general and active management of the business of the Corporation. The Chairman of the Board or the President shall be the Chief Executive Officer, subject to the control of the Board of Directors, as may be fiom time to time designated by resolution of the Board of Directors.

Article XIII

Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him/her. In case of the absence or inability of the President to act, any Vice President, at the direction of the President or of the Board of Directors, may temporarily act in his/her place.

Article XIV

Secretary. The Secretary shall keep accurate minutes of the meetings of the stockholders and of the Board of Directors, shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and of the seal of the Company and see that the seal is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of these By-Laws; and in general shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him/her by the Board of Directors or the President.

Article XV

Treasurer. The Treasurer shall be the financial officer of the Company and shall have custody of all of the monies of the Company and shall keep accurate records and accounts thereof which shall be subject to the inspection and control of the Board of Directors at all times. He/she shall, in general, perform all the duties incident to his/her office and such other duties as may from time to time be assigned to him/her by the Board of Directors or by the President. The Treasurer shall if required so to do by the Board of Directors give the Company a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors for faithful performance of the duties of his/her office.

Article XVI

Controller. The Controller shall be the accounting officer of the Company and shall keep accurate books and records of accounts to show all of the Company's transactions. He/she shall perform all other duties incident to his/her office and such other duties as may from time to time be assigned to him/her by the Board of Directors or by the President.

Article XVII

Issuance of Stock. Stock certificates shall be in a form not inconsistent with the Articles ofIncorporation and as shall be approved by the Board of Directors. All certificates shall be consecutively numberedand shall show the name of the person owning the share orshares, the number of shares owned and the date of the issuance thereof, and shall be signed by the President or a Vice President and be attested by the Secretary or an Assistant Secretary with the corporate seal affixed thereto. Where any such certificate is signed by a transfer agent or an assistant transfer agent, other then the Company itself, or by a transfer clerk acting on behalf of the Company and a registrar, the signature of any officer herein named may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he/she were such officer at the date of its issue.

Article XVIII

Transfer of Stock. The shares of stock shall be transferred as provided by the laws of the state of Florida. No transfer shall affect the right of the Company to pay any dividend due upon the stock or to treat the holder of record as the holder in fact until such transfer is recorded on the books of the Company or a new certificate is issued to the person to whom it has been so transferred. It shall be the duty of every stockholder to notify the Company of his/her post office address.

Article XIX

Deeds, Mortgages, Contracts, Etc. Deeds, Mortgages, Contracts, Etc. Subject always to specific directions of the Board of Directors, all deeds, mortgages, bonds, promissory notes, leases and other written contracts and agreements to which the Company is a party shall be executed in its name by the Chairman of the I Board, Chief Executive Officer, President or any Vice President and attested by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary, when necessary or required, shall affix the corporate seal thereto.

Article XX

Indemnification of Directors and Officers. The Company shall indemnify each Director and Officer against expenses, costs and liabilities actually and necessarily incurred or paid by him/her in connection with the defense of any action, suit or proceeding in which he/she is made a party by reason of him/her being or having been a Director or Officer of the Company except in relation to matters as to which he/she shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his/her duties as such Director or Officer, and such right of indemnification hereby conferred shall not be deemed exclusive of any other rights to which he/she may be entitled under any By-Law, agreement, vote of stockholders or otherwise.

Article XXI

Amendments. These By-Laws may be amended, added to, altered or repealed at any meeting of the Board of Directors by the affirmative vote of a majority of the entire Board of Directors provided that notice is given in the call of said meeting that an amendment, addition, alteration or repeal is to be acted upon.

The stockholders of the Company at any annual or special meeting may also, by the affirmative vote of a majority in interest of the capital stock issued and outstanding and entitled to vote, amend, add to or repeal these By-Laws, provided that notice is given in the call of said meeting that an amendment, addition, alteration or repeal is to be acted upon. The Board of Directors may not amend, alter or repeal any By-Law adopted by the stockholders.

Article XXII

Control-Share Acquisitions. The corporation exercises its right, pursuant to Section607.109(5) of the Florida Statutes, to avoid the provisions pertaining to control-share acquisitions contained in Sections 607.109,607.244(c) and 607.247(2), Florida Statutes.